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                                   EXHIBIT 21

                                  SUBSIDIARIES

All of the Company's subsidiaries are wholly-owned:

      Company                                     Jurisdiction of Organization
      -------                                     ----------------------------
Criticare Service GmbH                                        Germany
Sleep Care, Inc.                                             Delaware
Criticare (FSC), Inc.                                       Wisconsin
CSI International, Corp. (DISC)                             Wisconsin
Criticare Biomedical, Inc.                                  Wisconsin
CSI Trading, Inc.                                           Wisconsin